Exhibit 24
                             Equity Swap Transaction

                                  Confirmation

11th June 2004

California U.S. Holdings, Inc.
c/o ATARI, Inc.
417 Fifth Avenue
New York, NY 10016
United States of America



For the attention of: Mr Frederic Chesnais

--------------------------------------------------------------------------------

Dear Sirs,

The purpose of this letter agreement (this " Confirmation") is to confirm the terms and conditions of a transaction to be entered into between us (the "Transaction").

The definitions and provisions contained in the 2000 ISDA Definitions and annex thereto (the "Swap Definitions"), and the 2002 Equity Derivatives Definitions (the "Equity Definitions" and together with the Swap Definitions, the "ISDA Definitions") as published by the International Swaps and Derivatives Associations Inc, are incorporated into this Confirmation. In the event of any inconsistency between the Swap Definitions and the Equity Definitions, the Equity Definitions will prevail. In the event of any inconsistency between the ISDA Definitions and the provisions of this Confirmation, this Confirmation will prevail.

This Confirmation supplements, forms part of, and is subject to, the ISDA Master Agreement dated on or about the date hereof, as amended and supplemented from time to time (the "Agreement"), between you and us. All provisions contained in the Agreement shall govern this Confirmation except as expressly modified below.

The terms of the particular Transaction to which this Confirmation relates are as follows:

General Terms:

         Trade Date:                    11th June 2004.

         Effective Date:                The date upon which settlement of the
                                        sale and purchase at the Relevant Price
                                        on the Trade Date of 10,600,000 Shares
                                        between the Counterparty (as seller) and the Equity Amount Payer (as purchaser)
                                        (the "Share Purchase"), provided that if such settlement has not occurred on or prior to 30th June 2004, then this Confirmation shall lapse and shall have no further effect.

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         Termination Date:              The date falling one year after
                                        the Effective Date, subject to
                                        adjustment in accordance with the
                                        Modified Following Business Day
                                        Convention, and subject to the Knock-Out provisions set out below.

         Shares: The fully paid ordinary shares of the Issuer listed on the Exchange (ISIN:
                                        US04651M1053, Bloomberg: ATAR US).

         Issuer:                        Atari, Inc., a company incorporated
                                        under the laws of Delaware.

         Exchange:                      The National Association of Securities
                                        Dealers Automated Quotation National
                                        Market System (NASDAQ), or any successor thereto.

         Business Day and
         Currency Business Day:         Any day on which commercial banks settle
                                        payments and are ordinarily open for
                                        general business (including dealings in
                                        foreign exchange and foreign currency
                                        deposits) in New York and Dublin.

Equity Amount Payments:

         Equity Amount Payer:           Nexgen Capital Limited, a company
                                        incorporated under the laws of Ireland
                                        ("Nexgen").

         Equity Amount Receiver:        California U.S. Holdings, Inc., a
                                        company incorporated under the laws of
                                        California (the "Counterparty").

         Equity Amount
         Payments:                      On the Cash Settlement Payment Date and
                                        subject to Physical Settlement Election, either (i) Nexgen shall pay the Equity
                                        Amount (if such amount is positive), or
                                        (ii) the Counterparty shall pay the
                                        absolute value of the Equity Amount (if
                                        such amount is negative), in accordance
                                        with Section 8.6 of the Equity
                                        Definitions.

         Equity Amount:                 (i) the Number of Shares multiplied by
                                        (Final Swap Price minus the Initial
                                        Price), plus (ii) the sum of all Equity
                                        Reset Amounts.

         Number of Shares:              12,000,000 Shares.

         Equity Notional Amount:        (i) 75% multiplied by the Number of
                                        Shares multiplied by the Initial Price,
                                        minus (ii) the sum of all Equity Reset
                                        Amounts (it being noted, for the
                                        avoidance of doubt, that where an Equity
                                        Reset Amount is a negative number, it
                                        shall be deducted from this sum and
                                        therefore added to the "Equity Notional
                                        Amount").

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         Equity Notional Reset:         Not Applicable (but see alternative
                                        Equity Reset provisions set out below).

         Initial Price:                 The Relevant Price as of the Effective
                                        Date.

         Final Call Price:              The arithmetic average of the Relevant
                                        Price on each Averaging Date.

         Final Swap Price:              The average price, weighted by volume,
                                        at which Nexgen, acting in a
                                        commercially reasonable manner,
                                        effectively unwinds its hedge in
                                        relation to this Transaction on each
                                        Averaging Date.

         Valuation Date:                One Settlement Cycle prior to the
                                        Termination Date.

         Averaging Dates:               Each of 25 Scheduled Trading Days
                                        immediately preceding and including the
                                        Valuation Date.

         Averaging Date
         Disruption:                    Modified Postponement.

         Relevant Price:                In relation to any Exchange Business
                                        Day, the volume-weighted average price
                                        of a Share published by Bloomberg or its successor on such date. If such volume-weighted average price is not available or, as determined by the Calculation Agent, no longer reflects the same valuation or method of calculation as it did on the Trade Date, then the Calculation Agent shall determine in good faith and in a commercially reasonable manner such other valuation so as to replicate as closely as possible such price.

                                        Correspondingly, the definition of
                                        "Market Disruption Event" set out in
                                        Section 6.3 of the Equity Definitions
                                        shall be amended by the deletion of the
                                        words "at any time during the one hour
                                        period that ends at the relevant
                                        Valuation Time, Latest Exercise Time,
                                        Knock-in Valuation Time of Knock-out
                                        Valuation Time, as the case may be" and
                                        their replacement with the words "at any time during the regular trading session on the Exchange (without regard to after hours or any other trading outside of the regular trading session hours) on the Valuation Date".

Floating Amount Payments:

         Floating Amount Payer:         The Counterparty.

         Notional Amount:               The Equity Notional Amount on the Reset
                                        Date relating to the relevant
                                        Calculation Period.

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         Payment Dates:                 In respect of the "n"th such Payment
                                        Date, the date falling n x three
                                        calendar months following the Effective
                                        Date, in each case subject to adjustment in accordance with the Modified Following Business Day Convention.

         Floating Rate Option:          USD-LIBOR-BBA.

         Designated Maturity:           Three months.

         Spread:                        4.00 per cent. per annum.

         Floating Rate Day
         Count Fraction:                30/360.

         Reset Dates:                   The second London Banking Day preceding
                                        each Payment Date.

         Linear Interpolation:          Applicable.

Additional Provisions: Credit Cushion, Initial Notional Adjustment and Equity Reset Terms:

         Credit Cushion
         Payments:                      On the Effective Date, the Counterparty
                                        shall pay to the Equity Amount Payer an
                                        amount equal to 25% multiplied by the
                                        Number of Shares multiplied by the
                                        Initial Price.

                                        On the Termination Date, and subject to
                                        netting against all other payments owing on such day by the Counterparty, Nexgen shall pay to the Counterparty an amount equal to 25% multiplied by the Number of Shares multiplied by the Initial Price.

         Equity Reset Payments:         On the second Currency Business Day
                                        following each Equity Reset Date in
                                        respect of which the Equity Reset Amount is a positive figure, the Counterparty shall pay the Equity Reset Amount to Nexgen.

                                        On the second Currency Business Day
                                        following each Equity Reset Date in
                                        respect of which the Equity Reset Amount is a negative figure, Nexgen shall pay the absolute value of the Equity Reset Amount to the Counterparty.

         Equity Reset Date:             Any Exchange Business Day on which the
                                        corresponding Equity Reset Price either
                                        (i) crosses the level (in either
                                        direction) of 90% of the Initial Price
                                        and where the resulting Equity Reset
                                        Amount would be greater than USD 50,000, or (ii) crosses the level (in a downwards direction) of 90% or (in an upwards direction) of 110% of the Equity
                                        Reset Price in respect of the preceding
                                        Equity Reset Date.

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         Equity Reset Price:            In respect of an Equity Reset Date, the
                                        arithmetical average of Relevant Prices
                                        on the five Exchange Business days
                                        preceding (and including) such Equity
                                        Reset Date.

         Equity Reset Amount:           (a) In respect of an Equity Reset Date
                                        arising where the Equity Reset Price
                                        crosses the level (in a downwards
                                        direction) of 90% of the Initial Price,
                                        the Equity Reset Amount shall be the
                                        Number of Shares multiplied by (90% of
                                        the Initial Share Price minus the Equity
                                        Reset Price in respect of that Equity
                                        Reset Date). For the avoidance of doubt, such amount shall be a positive number
                                        (and therefore payable by the
                                        Counterparty).

                                        (b) In respect of an Equity Reset Date
                                        arising where the Equity Reset Price
                                        crosses the level (in an upwards
                                        direction) of 90% of the Initial Share
                                        Price, the Equity Reset Amount shall be
                                        the Number of Shares multiplied by (the
                                        Equity Reset Price in respect of the
                                        preceding Equity Reset Date minus 90% of the Initial Share Price). For the avoidance of doubt, such amount shall be a negative number (and its absolute value therefore payable by Nexgen).

                                        (c) in respect of any other Equity Reset
                                        Date, the Equity Reset Amount shall be
                                        the Number of Shares multiplied by (the
                                        Equity Reset Price in respect of the
                                        preceding Equity Reset Date minus the
                                        Equity Reset Price in respect of that
                                        Equity Reset Date). For the avoidance of doubt, such amount may be either a positive or negative number (and its absolute value therefore payable by either the Counterparty or Nexgen accordingly).

         Equity Reset Floating
         Amount Payments:               On the Payment Date next following a day
                                        on which an Equity Reset Amount was
                                        paid, the party who received such Equity
                                        Reset Amount shall pay to the other
                                        party the Equity Reset Floating Amount
                                        relating to such Equity Reset Amount.

         Equity Reset Floating
         Amount: In respect of each Equity Reset Amount paid during a given Calculation Period, such Equity Reset Amount x Equity Reset Floating Rate x Floating Rate Day Count Fraction; for the period from and including the day on which such Equity Reset Amount is paid to and including the last day of the relevant Calculation Period and adjusted in accordance with Linear Interpolation.

         Equity Reset Floating

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         Rate:                          In respect of each Equity Reset Floating
                                        Amount, Floating Rate Option upon the
                                        second London Banking Day prior to the
                                        day upon which the corresponding Equity
                                        Reset Amount is paid, plus the Spread.

Additional Provisions: Call Option Terms:

         Additional Counterparty
         Payment: On the Termination Date, the Counterparty shall pay to Nexgen the Number of Shares multiplied by the Appreciation Percentage multiplied by the difference, if positive, between the Final Call Price minus the Strike Price.

         Appreciation Percentage:       25%.

         Strike Price:                  120% of the Initial Price.

Settlement Terms:

         Cash Settlement:               Applicable, subject to Physical
                                        Settlement Election.

         Settlement Currency:           United States Dollars.

         Cash Settlement
         Payment Date:                  The Termination Date.

         Settlement Method
         Election:                      Not applicable.

         Physical Settlement
         Election:                      The Counterparty may, by giving written
                                        notice to Nexgen not later than the
                                        fifth Business Day preceding the first
                                        Averaging Date, elect to settle the swap physically rather than in cash. If the Counterparty so elects then:

                                        (i)   The Equity Amount payable by
                                              either Nexgen or the Counterparty
                                              (as the case may be) shall not be
                                              payable;

                                        (ii)  On the Termination Date, Nexgen
                                              shall deliver the Number of Shares
                                              to the Counterparty; and

                                        (iii) On the Termination Date, the
                                              Counterparty shall pay to Nexgen
                                              an amount calculated as (a) the
                                              Number of Shares multiplied by the
                                              Initial Price, minus (b) the sum
                                              of all the Equity Reset Amounts.

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

                                        For the avoidance of doubt, each of (i)
                                        the repayment of the Cash Cushion Amount by Nexgen to the Counterparty, (ii) the payment of the Additional Counterparty Payment (if any) and (iii) the Floating Amount by the Counterparty to Nexgen shall each still be payable on the Termination Date as set out above.

Dividends

         Dividend Amount:               The Paid Amount multiplied by the Number
                                        of Shares, plus interest accrued thereon at a rate equal to the Floating Rate (as at the second London Banking Day preceding the relevant date) plus the Spread for the period from and including the date on which a holder of record of a Share receives the relevant dividend to but excluding the next following
                                        Payment Date; such amount to be paid by
                                        the Equity Amount Payer on the Dividend
                                        Payment Date.

         Dividend Payment Date:         The first Payment Date following the day
                                        on which holders of record of a Share
                                        receive the relevant dividend.
                                        Re-investment of Dividends: Not
                                        Applicable.

Additional Provisions: Knock-Out:

         Knock-Out:                     Following the occurrence of a Knock-Out
                                        Trigger, Nexgen shall be entitled (but
                                        not obliged) to trigger the early
                                        termination of this Transaction by
                                        written notification to the Counterparty
                                        (a "Knock-Out Notice").

                                        The Counterparty may, not later than the end of business (Dublin time) on the Business Day following the date on which such Knock-Out Notice was sent, notify Nexgen in writing that the Counterparty wishes such early termination to by physical settlement, in which case Physical Knock-Out shall apply. If the Counterparty does not so notify, within such period, that it wishes Physical Knock-Out to apply, then Cash Knock-Out shall automatically apply.

         Knock-Out
         Trigger:                       Either:

                                           (i)   the occurrence of five
                                                 successive Scheduled Trading
                                                 Days in respect of which the
                                                 arithmetic average of the
                                                 Relevant Price is less than USD
                                                 1.50;

                                           (ii)  The Counterparty (or any
                                                 Affiliate (as defined in the
                                                 ISDA Master Agreement) of the
                                                 Counterparty of the
                                                 Counterparty) entering into

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

                                                 any transaction in relation to
                                                 Shares which, in the reasonable
                                                 opinion of Nexgen, has a
                                                 similar economic effect to this
                                                 Transaction; or

                                           (iii) The Issuer has not filed a
                                                 registration statement on Form
                                                 S-3 with the Securities and
                                                 Exchange Commission ("SEC") in
                                                 respect of the Shares purchased
                                                 by Nexgen pursuant to the Share
                                                 Purchase on or before 5th July
                                                 2004 (the "Registration
                                                 Statement"); or

                                           (iv)  The Registration Statement has
                                                 not been declared effective on
                                                 or before 31st August 2004; or

                                           (v)   The Registration Statement,
                                                 once declared effective, ceases
                                                 to remain effective at any time
                                                 prior to the Termination Date.

         Physical Knock-Out:            Where Physical Knock-Out applies, the
                                        Termination Date shall be the date
                                        falling One Settlement Cycle after the
                                        second Business Day following the date
                                        of Nexgen's Knock-Out Notice, and the
                                        parties shall make the same payments and deliveries on such date as if the Counterparty had elected Physical
                                        Settlement Election, noting that the
                                        Calculation Agent shall calculate the
                                        Floating Amount in respect of the final
                                        Calculation Period on a pro rata basis
                                        and including any applicable broken
                                        funding costs.

         Cash Knock-Out:                Where Cash Knock-Out applies, the
                                        Termination Date shall be the date
                                        falling One Settlement Cycle following
                                        the 25th Scheduled Trading Day after the second Business Day following the date of Nexgen's Knock-Out Notice, and the parties shall make the same payments and deliveries on such date as set out in this Confirmation (i.e. and assuming that the Counterparty had not elected
                                        Physical Settlement Election), noting
                                        that the Calculation Agent shall
                                        calculate the Floating Amount in respect of the final Calculation Period on a pro rata basis and including any applicable broken funding costs.


Adjustments:

         Method of Adjustment:          Calculation Agent Adjustment.

Extraordinary Events:

         Consequences of Merger Events:

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

         (a) Share-for-Share:           Modified Calculation Agent Adjustment.

         (b) Share-for-Other:           Modified Calculation Agent Adjustment.

         (c) Share-for-Combined:        Modified Calculation Agent Adjustment.

         Determining Party:             Nexgen.

Tender Offer:                           Applicable.

Consequences of Tender Offers:

         (a) Share-for-Share:           Modified Calculation Agent Adjustment.

         (b) Share-for-Other:           Modified Calculation Agent Adjustment.

         (c) Share-for-Combined:        Modified Calculation Agent Adjustment.

         Determining Party:             Nexgen.

Composition of Combined Consideration:  Not Applicable.

Nationalization, Insolvency or          Cancellation and Payment.
Delisting:

         Determining Party:             Nexgen.

Additional Disruption Events:

         Change in Law:                 Applicable.

         Failure to Deliver:            Applicable.

         Insolvency Filing:             Applicable.

         Hedging Disruption:            Applicable.

         Hedging Party:                 Nexgen.

         Increased Cost of Hedging:     Applicable.

         Hedging Party:                 Nexgen.


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

Non-Reliance:                           Applicable; provided however the
                                        Representation and Agreement contained
                                        in Section 9.11 of the Equity
                                        Definitions shall be modified by: (1)
                                        deleting the remainder of clause (i)
                                        after the word "encumbrance" in the
                                        fourth line thereof, (2) deleting clause
                                        (iii), (3) deleting clause (v) and (4)
                                        deleting the last sentence thereof,
                                        provided that such certificated Shares
                                        must be transferable to Counterparty
                                        without any restriction, limitation or
                                        requirement described in Section 9.11.

Agreements and Acknowledgments          Applicable.
Regarding Hedging Activities:

Additional Acknowledgements:            Applicable.

3.  Additional Provisions:              Additional Representations, Warranties
                                        and Covenants of Nexgen. Nexgen
                                        represents, warrants and covenants to
                                        the Counterparty (which representations, warranties and covenants will be deemed to be repeated by Nexgen at all times until the latter of the termination of the Transaction and the date on which Nexgen purchases or sells any Shares in connection with this Transaction) that it will not purchase or sell Shares
                                        (including Shares that Nexgen deems
                                        necessary to hedge the risk of entering
                                        into and performing its obligations with respect to this Transaction) in violation of the U.S. Securities Laws.

                                        Eligible Contract Participant. Each of
                                        Nexgen and the Counterparty agrees and
                                        represents that it is an "eligible
                                        contract participant" as defined in
                                        Section 1a(12) of the U.S. Commodity
                                        Exchange Act, as amended ("CEA"), and
                                        that the Transaction hereunder was
                                        subject to individual negotiation by the parties and has not been executed or traded on a "trading facility" as defined in Section 1a(33) of the CEA.

4.  Calculation Agent:                  Nexgen Financial Solutions Limited.

5.  Account Details:

    Account for payments to             The Bank of New York
    Nexgen:                             ABA# 021-000-018
                                        Beneficiary: Pershing LLC
                                        Beneficiary A/C No: 890-051238-5
                                        F/C: Nexgen Capital Ltd
                                        A/C No: 55Y- 660354


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         Account for payments to the    The Bank of New York
         Counterparty:                  ABA# 021-000-018
                                        Beneficiary: Pershing LLC
                                        Beneficiary a/c No: 890-051238-5
                                        F/C California U.S. Holdings, Inc.
                                        A/C No: 55Y-663465

6. Offices:

         The Office for Nexgen is:      Nexgen Capital Limited,
                                        c/o York Stockbrokers, Inc.
                                        610 Fifth Avenue, 6th Floor,
                                        New York, N.Y. 10019
                                        Telephone: +1 212 218 8888
                                        Facsimile: +1 212 218 8899
                                        Attention: Mr Stephen N. Walker /
                                                   Mr Felipe Aransaenz

                                        With a copy to:
                                        Nexgen Capital Limited, Ormonde House,
                                        12 Lower Leeson Street,
                                        Dublin 2, Ireland
                                        Telephone: +353 1 439 4900
                                        Facsimile: +353 1 439 4930
                                        Attention: Transaction Administration

         The Office for the             Address: c/o ATARI, Inc.,
         Counterparty is:               417 Fifth Avenue,
                                        New York, NY 10016, USA
                                        Telephone: +1 212 726 6500
                                        Facsimile: +1 212 726 4239
                                        Attention: General Counsel

                                        With a copy to:
                                        Infogrames Entertainment S.A., 1 Place
                                        Verrazzano, 69252 Lyon Cedex 09, FRANCE
                                        Telephone: +33 4 3764 3000
                                        Facsimile: +33 4 3764 3095
                                        Attention: Mr. Frederic CHESNAIS,
                                        Mr Frederic MONNEREAU / Legal Department




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Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us.

Yours sincerely,

NEXGEN CAPITAL LIMITED

By :

Name:  Mr Frank Monks
Title: Managing Director


Confirmed as of the date first written above:

CALIFORNIA U.S. HOLDINGS, INC.

By:

Name:  Mr Frederic Chesnais
Title: Secretary


Countersigned, solely in its capacity as U.S. registered broker-dealer and in accordance with the provisions of Rule 15(a)(6) pursuant to the US Securities Exchange Act of 1934, by:

YORK STOCKBROKERS, INC.

By:


Name:
Title:



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